Exhibit 10.1

Severance Agreement
If Mr. Kory Glen’s employment is terminated by Essex Rental Corp. (the Company) without cause (other than by reason of the employee’s death), by the employee for “good reason”, or for disability, assuming the employee signs a release in favor of the Company and its affiliates, the employee will be entitled:

•	total payment of accrued by unpaid salary plus accrued but unpaid vacation, plus any bonus in respect of a prior and current year which has been earned buy not yet paid and unreimbursed expenses;

•
in the case of termination by the Company without cause or by Mr. Glen for good reason, (a) payment of a base salary for twelve months, (b) payment of Mr. Glen's target bonus in effect for the year of termination, or, if none, the actual bonus paid in the year prior to termination, and (c) health benefits for twelve months;

•	in the case of termination by the Company for disability, to (a) payment of base salary for twelve months and (b) health benefits for twelve months.

In each agreement, "cause" means the employee has:

•
engaged in gross negligence or willful misconduct in connection with or arising out of the performance of his duties and such negligence or misconduct has not been cured (if curable) within a period of thirty days after the Company has given written notice to him;

•
been under the influence of drugs (other than prescription medicine or other medically-related drugs to the extent that they are taken in accordance with their directions) during the performance of his duties;

•
engaged in behavior that would constitute grounds for liability for sexual harassment or, in the reasonable opinion of Essex's Board of Directors, other egregious conduct in violation of laws governing the workplace;

•
been indicted for a criminal offense in connection with an act of fraud, larceny, misappropriation of funds or falsification or manipulation of any records of Essex Rental Corp. or embezzlement or any other felony or crimes of moral turpitude; or

•	materially breached his employment agreement and such breach has not been cured within thirty days after written notice thereof has been given to the employee by the Company.

In each agreement, "good reason" means:

•	a material breach by Essex Rental Corp. of the employment agreement;

•	material reduction in the employee's salary or a change in the bonus program that materially reduces the employee's bonus opportunity;

•	a material diminution in employee's authorities, duties or responsibilities; or

•	relocation of Essex Rental Corp.'s executive office located in Buffalo Grove, Illinois, of greater than twenty-five miles.